EXHIBIT 1


                                  [LETTERHEAD]

                                LETTER OF CONSENT


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                     Re: Suncor Energy Inc. (the "Company")
                         ----------------------------------
Dear Sirs/Mesdames:

We refer to the registration statement on Form F-10 (File No. 333-14242) (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended.

We hereby consent to the inclusion and incorporation by reference of the following reserves reports (the "Reports"), to the references to our firm name under the heading "Experts" in the Registration Statement and to all other references to our firm included or incorporated by reference in the Registration
Statement:

o the letter report dated January 16, 2002, and effective December 31, 2001, as to the net crude oil product reserves associated with the Company's oil sands project located near Fort McMurray, Alberta; and

o the letter report dated January 22, 2002, and effective December 31, 2001, as to the independent and economic analysis of the Company's reserves associated with its Firebag oil sands project.

We have read the Registration Statement and have no reason to believe that there is any misrepresentation in the information contained therein derived from the Reports or that is within our knowledge as a result of the services we provided in preparing the Reports.

                                            Yours very truly,

                                            GILBERT LAUSTSEN JUNG
                                            ASSOCIATES LTD.


                                            /s/ Dana B. Laustsen
                                            -----------------------------------
                                            Dana B. Laustsen, P. Eng.
                                            Executive Vice-President


Dated:  January 23, 2002
Calgary, Alberta
CANADA

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            SUNCOR ENERGY INC.




Date:  January 23, 2002                     By:   /s/  Janice B. Odegaard
                                               ---------------------------------
                                               Name:   Janice B. Odegaard
                                               Title:  Associate General Counsel
                                                       and Secretary